UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 24, 2013
DATE OF EARLIEST EVENT REPORTED: December 20, 2013

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2013, White Hawk Petroleum, LLC (“White Hawk”), a limited liability company, 50% owned and controlled by PEDEVCO Corp. (the “Company”), and 50% owned and controlled by MIE Jurassic Energy Corporation (“MIEJ”), which holds the Company’s and MIEJ’s non-operated producing oil and gas interests in the Eagle Ford shale play, entered into a series of transactions pursuant to which MIEJ divested its 50% share of interests in the assets held through White Hawk to a third party, and will withdraw from White Hawk as a member thereof effective December 31, 2013, with the Company’s effective interests in the Eagle Ford shale assets remaining unchanged and unaffected by the transactions.  As a result of the transactions, described in greater detail below, White Hawk will divest 50% of its assets and the Company will become the 100% owner of White Hawk.

MIEJ’s divestment of its Eagle Ford shale interests and withdrawal from White Hawk will be achieved through a two-step process, with (i) White Hawk divesting 50% of its Eagle Ford shale assets to Millennial PDP Fund IV, LP (“Millennial”), a third party, effective November 1, 2013 pursuant to a Purchase and Sale Agreement, dated December 20, 2013, by and between White Hawk and Millennial (the “Sale Agreement”), and (ii) White Hawk redeeming MIEJ’s membership interests in White Hawk in connection with MIEJ withdrawing from White Hawk effective December 31, 2013 pursuant to a Member Withdrawal Agreement, dated December 20, 2013, by and among White Hawk, MIEJ and the Company (the “Member Agreement”).

Pursuant to the Sale Agreement (which included customary indemnification requirements and representations and warranties of the parties), White Hawk sold 50% of its interests in the Eagle Ford shale play, effective November 1, 2013, with the consideration received by White Hawk to be used to repay in full that certain Promissory Note, dated June 4, 2012, issued by MIEJ to White Hawk, and with the balance remaining of the consideration to be applied by White Hawk to the redemption of MIEJ’s membership interests in, and withdrawal from, White Hawk, effective December 31, 2013 pursuant to the terms of the Member Agreement.

Upon the effectiveness of the redemption and withdrawal of MIEJ’s 50% interest in White Hawk on December 31, 2013, the Company will be the sole member of White Hawk, Mr. Frank C. Ingriselli, the Company’s Chief Executive Officer, President and Chairman, will be the sole manager of White Hawk, the Company’s officers will be the officers of White Hawk, and the Company’s effective interests in the Eagle Ford shale play held through White Hawk prior to the transactions will remain unchanged and unaffected as a result of the transactions (i.e., the Company effectively owned 50% of White Hawk’s interests prior to the transaction through its 50% ownership of White Hawk, and subsequent to the completion of the transactions, the Company will effectively own 100% of White Hawk which has divested 50% of its interests). In addition, the Company will now account for White Hawk as a consolidated subsidiary of the Company and will no longer account for the entity as an equity investment as it has done previously.

The foregoing descriptions of the Sale Agreement and Member Agreement are qualified in their entirety by the full text of each document which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1*	Purchase and Sale Agreement, dated December 20, 2013, by and between White Hawk Petroleum, LLC and Millennial PDP Fund IV, LP
10.2*	Member Withdrawal Agreement, dated December 20, 2013, by and among White Hawk Petroleum, LLC, MIE Jurassic Energy Corporation, and Pacific Energy Development Corp.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Financial Officer

Date: December 24, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Purchase and Sale Agreement, dated December 20, 2013, by and between White Hawk Petroleum, LLC and Millennial PDP Fund IV, LP
10.2*	Member Withdrawal Agreement, dated December 20, 2013, by and among White Hawk Petroleum, LLC, MIE Jurassic Energy Corporation, and Pacific Energy Development Corp.

* Filed herewith.